  Exhibit 99.1

PRESS RELEASE

TEGO CYBER INC. ANNOUNCES APPOINTMENT OF CHRIS C. WHITE TO BOARD OF DIRECTORS

LAS VEGAS, NV, APRIL 14, 2021/ACCESSWIRE/ -- Tego Cyber Inc. (OTCQB:TGCB), an emerging cybersecurity threat intelligence company, today announces the appointment of Chris C. White to its Board of Directors.

Mr. White is currently the Deputy CISO / Director of Global Security Operations for The Interpublic Group of Companies, Inc. He has over 30 years of experience in cyber security, telecommunications and automation which includes tenures as: Chief Technology Officer for EY MSS, Senior Security Engineer at AT&T, and Senior Lead Engineer at General Dynamics AIS. Mr. White holds a Master’s degree in System Engineering and Bachelor of Science in Network Engineering from Regis University.

“We are very pleased that someone with Chris’ caliber and reputation recognizes the potential of Tego Cyber and has joined our board,” stated Shannon Wilkinson, Chief Executive Officer of Tego Cyber Inc. “We will be relying on Chris’ input and oversight during the finalization of development and monetization of the first version of the Tego Threat Intelligence Platform and how to maximum potential revenue growth and profitability,” continued Mrs. Wilkinson.

Chris White added, “I am very thrilled to be joining the Tego Cyber Inc. Board. The threat intelligence space has significant room for improvement and growth to make the data provided actionable and relevant. Tego's approach of enrichment, while also being helmed by a proven and awarded cyber professional of Shannon Wilkinson’s caliber, positions it to enable positive change to the enterprise and greater value to consumer’s cyber spend.”

About Tego Cyber Inc.
Tego Cyber Inc. (OTCQB:TGCB, “the Company”) was created to capitalize on the emerging cyber threat intelligence market. The Company has developed a cyber threat intelligence application that integrates with top end security platforms to gather, analyze, then proactively identify threats to an enterprise network. The Tego Threat Intelligence Platform (TTIP) takes in vetted and curated threat data and after utilizing a proprietary process, the platform compiles, analyzes, and then delivers that data to an enterprise network in a format that is timely, informative, and relevant. The threat data provides additional context including specific details needed to identify and counteract threats so that security teams can spend less time searching for disparate information. The first version of the TTIP will integrate with the widely accepted SPLUNK platform to provide real-time threat intelligence to macro enterprises using the SPLUNK architecture. The Company plans on developing future versions of the TTIP for integration with other established SIEM systems and platforms including: Elastic, IBM QRadar, AT&T AlienVault, Exabeam and LogRhythm.

Forward-Looking Statements
The statements contained in this press release, those which are not purely historical or which depend upon future events, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future constitute forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements because of various factors. All forward-looking statements included in this press release are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks factors described from time to time in the Company's Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders.

Contact:
Tego Cyber Inc.
8565 S Eastern Avenue, Suite 150
Las Vegas, Nevada
USA 89123
Tel: 855-939-0100
Email: info@tegocyber.com
Web: tegocyber.com
Facebook: facebook.com/tegocyber
LinkedIn: linkedin.com/company/tegocyber
Twitter: twitter.com/tegocyber

Investor Relations:
Tel: 855-939-0100
Email: info@tegocyber.com
Web: www.otcmarkets.com/stock/tego

8565 S. Eastern Avenue, Suite 150 Las Vegas, NV 89123 | tegocyber.com | +1 855 939-0100